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                                                                     EXHIBIT 5.2

                               February 26, 1999

ProsoftTraining.com
3001 Bee Caves Rd., Suite 100
Austin, TX 78746

        Re:  Registration Statement on Form S-3
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Gentlemen:

        We have acted as your legal counsel in the preparation of the Form S-3 Registration Statement ("Registration Statement") which has been filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,007,532 shares of Common Stock, $.001 par value, of ProsoftTraining.com, a Nevada corporation (the "Company"). A legal opinion as to 2,796,563 of those shares has previously been delivered by the former general counsel of the Company. This opinion is delivered as to the remaining 4,210,969 shares, of which 516,246 are currently issued and outstanding (the "Existing Shares"), 1,688,473 shares (the "Warrant Shares") are issuable upon exercise of outstanding common stock purchase warrants (the "Warrants"), and 2,006,250 shares (the "Convertible Note Shares") are issuable upon conversion of existing outstanding convertible promissory notes (the "Convertible Notes").

        As such legal counsel, we have made such legal and factual inquiries as we deemed necessary under the circumstances for the purposes of rendering this opinion. In reliance thereon, we are of the opinion that:

        (i) The Existing Shares have been legally and validly issued and are fully paid and nonassessable;

        (ii) The Warrant Shares, when issued pursuant to the terms of the Warrants, shall be legally and validly issued, fully paid and nonassessable; and

        (iii) The Convertible Note Shares, when issued upon conversion of the Convertible Notes pursuant to the terms of the Convertible Notes, shall be legally and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Sincerely,

                                /s/ HEWITT & McGUIRE, LLP

                                HEWITT & McGUIRE, LLP